As filed with the Securities and Exchange Commission on August 22, 1996

                                                      Registration No. 333-3130

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                          TYSONS FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             Virginia                                    54-1527945
  (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
  Incorporation or Organization)

         Suite 100
         8200 Greensboro Drive
         McLean, Virginia                                     22102
     (Address of Principal Executive Offices)              (Zip Code)

              Tysons Financial Corporation 1992 Stock Option Plan
                            (Full title of the plan)

                                Terrie G. Spiro
                          Tysons Financial Corporation
                                   Suite 100
                             8200 Greensboro Drive
                             McLean, Virginia 22102
                    (Name and address of agent for service)

                                 (703) 556-0015
         (Telephone number, including area code, of agent for service)


                                    Copy to:

                        Francis X. Gallagher, Jr., Esq.
                        Venable, Baetjer and Howard, LLP
                        2010 Corporate Ridge, Suite 400
                             McLean, Virginia 22102

                        CALCULATION OF REGISTRATION FEE

                           Amount to    Proposed maximum       Proposed         Amount of
   Title of Securities        be         offering price        maximum        registration
    to be registered       registered       per share      offering price*         fee
- ------------------------------------------------------------------------------------------
Common Stock,               160,058          $9.75            $1,560,566       $539.00
$5.00 Par Value              Shares

* Calculated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h), based upon the average of the bid and asked price as of August 21, 1996.

                                    PART II

Item 3.           Incorporation of Documents by Reference.

                  The  following   documents   which  have  been  filed  by  the
Registrant, Tysons Financial Corporation, with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  (a) Annual Report on Form 10-KSB/A-No. 1 for the fiscal year ended December 31, 1995;

                  (b) Quarterly Report on Form 10-QSB for the period ended March 31, 1996;

                  (c) Quarterly Report on Form 10-QSB for the period ended June 30, 1996; and

                  (d) Description of Common Stock of the Registrant contained or incorporated in the Registration Statement filed by the Registrant under the
                           Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 13.1-697 of the Corporations Title of the Annotated Code of Virginia permits a corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those or other capacities, unless it is established that (a) the director failed to conduct himself in good faith and he did not believe (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests or (ii) in all other cases, that his conduct was not at least opposed to its best interests; (b) the director or officer actually received an improper personal benefit; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Virginia law permits a corporation to indemnify a present and former officer to the same extent as a director. In addition,
Section 13.1-699 of the Corporations Title of the Annotated Code of Virginia permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses (including attorney's fees) incurred by a present or former director or officer made a party to the proceeding by reason of his service in that capacity, provided that the corporation shall have received (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification.

         The Registrant has provided for indemnification of directors, officers, employees, and agents in Article Ten of its By-Laws. This provision reads as follows:

                                  ARTICLE TEN
                                Indemnification

         Section 10.1 Indemnification. The corporation will have the power to indemnify any person, his heirs, executors, or administrators, who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against judgments, penalties, fines, settlements or reasonable expenses (including attorneys' fees) incurred by him in connection with such action, suit or proceeding, if: 1) he conducted himself in good faith and believed a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and b) in all other cases, that his conduct was at least not opposed to its best interests; and 2) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in a manner which he believed in good faith to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

                  Section 10.2 Indemnification for Certain Actions. The corporation may elect not to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action or suit by, or in the right of, the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against reasonable expenses (including attorneys' fees) incurred by him in connection with: 1) a proceeding by or in the right of the corporation in which he was adjudged liable to the corporation; or 2) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

                  Section 10.3 Mandatory Indemnification. To the extent that a director, officer, employee, or agent of the corporation entirely prevails, on the merits or otherwise, in defense of any action, suit, or proceeding referred to in the foregoing Sections 10.1 and 10.2 of these by-laws or in defense of any claim, issue, or matter therein, he will be indemnified against reasonable expenses (including attorneys' fees) incurred by him in connection therewith.

                  Section 10.4 Findings of Indemnification. Any indemnification under Sections 10.1 and 10.2 of these bylaws (unless ordered by a court) will be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct as set forth in Sections 10.1 and 10.2. Such determination will be made:

                  (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding;

                  (b) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors, (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                  (c) by special legal counsel selected by the Board of Directors or its committee or if a quorum of the Board of Directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

                  (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                  Section 10.5 Payment of Expenses in Advance. Reasonable expenses incurred in defending any action, suit, or proceeding referred to above may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in the specific case upon receipt of a written affirmation of his good faith belief that he has met the appropriate standard of conduct and furnishes a written undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount if it will ultimately be determined that he is not entitled to be indemnified by the corporation as provided above.

         The Registrant has also entered into Indemnification Agreements (collectively, the "Agreements") with each director by which the Registrant agrees to indemnify such director to the full extent allowed by Virginia law. The Agreements prohibit indemnification of a director for several reasons including a director's knowing violation of the criminal law, willful misconduct or unlawful distribution under 12 U.S.C. ss. 60.

         Virginia law permits a corporation to limit by provision in its articles of incorporation or bylaws the liability of directors and officers to the corporation or to any stockholder for damages arising out of a single transaction, occurrence or course of conduct the lesser of (a) the monetary amount, including the limitation of liability, specified in the corporation's articles or bylaws or (b) the greater of (i) $100,000 or (ii) the cash compensation received by the officer or director from the corporation in the 12 months immediately preceding the act or omission giving rise to liability.

         The Registrant has limited the liability of its directors for money damages in Article XIII of its Articles of Incorporation. This section reads as follows:

                                  ARTICLE XIII
                            Limitations on Liability

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of the director's duty of care or other duty as a director, except that this provision shall not limit any liability for:

                  (i) acts or omissions which involve willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, or

                  (ii) liability for unlawful distributions under Section 13.1-692 of the Virginia Stock Corporation Act.

         The Registrant has limited the liability of its directors and officers for money damages in Article Nine of its By-Laws. This provision reads as follows:

                                  ARTICLE NINE
               Limitation of Liability of Officers and Directors

         Section 9.1 Limited Liability. In any proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer of director arising out of a single transaction, occurrence or course of conduct shall not exceed the greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the corporation during the twelve months immediately preceding the act or omission for which liability was imposed.

         Section 9.2 Exceptions to Limited Liability. The liability of an officer or director shall not be limited if the officer or director engaged in unlawful distributions, willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security, as set forth in Virginia Stock Corporation Act Sections 13.1-692 and 13.1-692.1.

         Section 9.3 Limitation or Elimination of Liability. No limitation or elimination of liability may be affected by any amendment of the articles of incorporation or by-laws with respect to any act or omission occurring before such amendment.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

         4.1      Articles  of  Incorporation,  as  amended  through December 6,
                  1989(1)

         4.2      Amended  and  Restated  Bylaws,  as  amended through April 17,
                  1996(2)

         5        Opinion of Venable, Baetjer and Howard, LLP(3)

         23.1     Consent of KPMG Peat Marwick LLP(3)

         23.2     Consent  of  Venable,  Baetjer  and  Howard,  LLP (included in
                  Exhibit 5)

         24       Power of Attorney(3)
 -----------
         1. Incorporated by reference to Exhibit 3(a) to Registration Statement No. 33-33051-A on Form S-18

         2. Incorporated by reference to Exhibit 3(b) to Amendment No. 2 to Registration Statement on Form SB-2, File No. 333-3130

         3.       Filed herewith.

Item 9.           Undertakings.

                  The undersigned Registrant hereby undertakes:

                           (1)  To  file,  during  any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To  reflect  in  the  prospectus  any facts or events
which,  individually   or  together,  represent  a  fundamental  change  in  the
information in the Registration Statement;

                      (iii)  To  include  any  additional  or   changed material
information on the plan of distribution;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2)  That,  for   the   purpose  of  determining  any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)  To remove from registration by means of a  post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant, Tysons Financial Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in McLean, Commonwealth of Virginia, on this 21st day of August, 1996.

                                         TYSONS FINANCIAL CORPORATION


                                         By:      /s/ Terrie G. Spiro
                                                  Terrie G. Spiro
                                                  President and
                                                     Chief Executive Officer
                                                  (Principal Executive Officer)



         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Terrie G. Spiro or Janet A. Valentine, or any one of them acting singly, his or her true and lawful agents and attorneys-in-fact with full power and authority in said agents and attorneys-in-fact, or any of them, to sign for the undersigned and in his or her name, in the capacity indicated opposite his or her name, this Registration Statement of Tysons Financial Corporation on Form S-8 (and any pre-effective or post-effective amendment or supplement to such Registration Statement) to be filed under the Securities Act of 1933, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                     Title                                  Date

/s/ Terrie G. Spiro                               President, Chief Executive                  August 21, 1996
- ----------------------------                               Officer,
Terrie G. Spiro                                          and Director
                                                (Principal Executive Officer)

/s/ Joel M. Birken                                         Director                           August 21, 1996
- ----------------------------
Joel M. Birken


/s/ Michael Farnum                                         Director                           August 21, 1996
- ----------------------------
Michael Farnum


                                                           Director                           August   , 1996
- ----------------------------
Alben G. Goldstein



/s/ Zachary A. Kaye                                        Director                           August 21, 1996
- ----------------------------
Zachary A. Kaye


/s/ Beth W. Newburger                                      Director                           August 21, 1996
- ----------------------------
Beth W. Newburger


/s/ J. Patrick Rowland                                     Director                           August 21, 1996
- ----------------------------
J. Patrick Rowland


/s/ Richard Schwartz                                       Director                           August 21, 1996
- ----------------------------
Richard Schwartz


/s/ William C. Sellery, Jr.                                Director                           August 21, 1996
- ----------------------------
William C. Sellery, Jr.


/s/ St. Clair J. Tweedie                                   Director                           August 21, 1996
- ----------------------------
St. Clair J. Tweedie


/s/ Stephen A. Wannall                                     Director                           August 21, 1996
- ----------------------------
Stephen A. Wannall

                                                   Chief Financial Officer
/s/ Janet A. Valentine                             (Principal Financial and                   August 21, 1996
- ----------------------------                         Accounting Officer)
Janet A. Valentine

                                 Exhibit Index

Exhibit Number            Description                                      Page

5                         Opinion of Venable, Baetjer and
                          Howard, LLP

23.1                      Consent of KPMG Peat Marwick LLP

23.2                      Consent of Venable, Baetjer and
                          Howard, LLP (included in
                          Exhibit 5)

24                        Power of Attorney (included in
                          signature page)